                                                                   EXHIBIT 10.11

                             DATED 15TH APRIL 1999
                             ---------------------


                      (1)  TELEMONDE INVESTMENTS LIMITED



                                     -and-


                    (2)  COMMUNICATIONS COLLATERAL LIMITED




                              FACILITY AGREEMENT


                            MBT(1265)/13 April 1999



                                   Gouldens
                                22 Tudor Street
                                London EC4Y 0JJ

                              Tel: 0171 583 7777
                              Fax: 0171 583 3051




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                               TABLE OF CONTENTS
                               -----------------


Clause
------

1.              Definitions and Interpretation
2.              Facility
3.              Drawdown
4.              Interest
5.              Repayment and Prepayment
6.              Conditions Precedent
7.              Representations and Warranties
8.              Undertakings
9.              Events of Default
10.             Fees and Expenses
11.             Payments and Calculations
12.             Taxation
13.             Communications
14.             Assignments
15.             Miscellaneous
16.             Law and Jurisdiction

Schedule 1      Drawdown Notice
Schedule 2      Conditions Precedent
Schedule 3      The Debentures and Guarantees
Schedule 4      The Relevant Subsidiaries

MBT(1265) 13.04.99

FACILITY AGREEMENT made on the 15th day of April 1999

BETWEEN:

(1) TELEMONDE INVESTMENTS LIMITED a private company limited by shares incorporated in the British Virgin Islands with registered number 270776 whose registered office is at Cragmuir Chambers, Road Town, Tortola, BVI ("Borrower"); and

(2) COMMUNICATIONS COLLATERAL LIMITED a company limited by Shares incorporated in the British Virgin Islands whose registered office is at PO Box 438, Road Town, Tortola BVI ("Lender")

1.      Definitions and Interpretation
        ------------------------------

1.1 In this Agreement, unless there is something in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

        "Advance" means the principal amount of each borrowing by the Borrower under the Facility.

        "Business Day" means a day (other than a Saturday) on which banks and financial markets in London are open for business.

        "Commitment" means the commitment of the Lender to provide and maintain the Facility on the terms and conditions of this Agreement.

        "Commitment Period" means the period commencing on the Effective Date and ending on 90 days thereafter.

        "Debentures" means the documents referred to in Schedule 3.

        "Dollars" and "$" means the lawful currency for the time being of the United States of America.

        "Drawdown Date" means, in relation to any Advance, the date on which the Advance is made.

        "Drawdown Notice" means a notice in the form set out in Schedule 1.

        "Effective Date" means the date on which the conditions precedent contained in clause 6 hereof are met or unconditionally waived by the Lender.

         "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien hypothecation, assignment, security interest, title retention or other encumbrance or security agreement or arrangement of any kind.

         "Event of Default" means any one of the events listed in clause 9.1.

         "Facility" means the term facility made available by the Lender to the Borrower and referred to in clause 2.1.

         "Financial Indebtedness" means, in relation to any person, (a) monies borrowed or raised by such person and fees and expenses payable in relation to such monies borrowed or raised by such person, (b) any liability of such person under any debenture, bond, note or other security, (c) any liability of such person under acceptance credit facilities, financial leases, deferred purchase consideration arrangements or any other agreement or instrument having the commercial effect of a borrowing or raising of money by such person, (d) any liability of such person under interest rate and/or currency swap arrangements, interest rate caps, collars or floors, futures, options and other arrangements similar to any of the foregoing and (e) any guarantee, indemnity or other assurance against financial loss given by such person in respect of any of the foregoing, excluding trade debts arising in the ordinary course of business and judgment debts not relating to the matters referred to above.

         "MCI Worldcom Supply Agreement" means the Transmission Capacity Agreement of even date hereto made between (1) MCI Worldcom Global Networks US Inc (2) MCI Worldcom Global Networks Limited and (3) Telemonde International Bandwidth Limited.

         "Group" mens the Borrower, and any subsidiaries of the Borrower.

         "Indebtedness" means, in relation to any person, any obligation (whether present or future, actual or contingent, secured or unsecured), as principal or surety or otherwise for the payment or repayment of money.

         "Interest" means in relation to each period interest at the rate of 10% per cent per annum.

         "Loan" means the aggregate principal amount of the Advance for the time being advanced and outstanding under this Agreement.

         "Permitted Security Interest" means

                (a) any Security Interest constituting a lien or set-off arising solely by operation of law (but not as a result of legal proceedings) or any Security Interest providing for the retention of title of goods pending payment for such goods contained in any contract for the sale of goods entered into in the ordinary course of business of the persons creating the same; and

                (b) any banker's lien or right of set-off arising by operation of law (or, in the case of a right of set-off, pursuant to the relevant bank's standard accounts opening documentation) in the ordinary course of commercial banking transactions;

                (c) any Encumbrance existing at the date hereof which is disclosed in writing by the Borrower to the Lender on or prior to the date hereof;

                (d) any Encumbrance created by the Borrower on an asset acquired by the Borrower after the date of this Agreement securing indebtedness incurred solely to finance the purchase of such asset and which does not exceed and is not capable of exceeding the purchase price of such asset;

                (e) any Encumbrance created by or pursuant to any Security Document;

                (f) any Encumbrance created pursuant to arrangements to be entered into with MCI Worldcom Global Networks U.S. Inc. ("Worldcom") over the proceeds of any contract entered into for the re-sale of any asset acquired from Worldcom and which does not secure indebtedness in excess of the purchase price of such asset.

        "Relevant Subsidiaries" means the companies which are listed in Schedule 4.

        "Repayment Date" means the date falling one hundred and twenty (120) days after the Drawdown Date of the first Advance under this Agreement.

        "Security Documents" means (a) the Debentures (b) (where the context so permits) this Agreement, (c) the Letter Agreement between (1) Rhone Financial Indemnity Re Limited (2) the Borrower and its affiliates and
        (3) the Lender of even date herewith (d) the Capacity Option Agreement between (1) the Borrower and (2) the Lender of even date herewith ("the Capacity Option Agreement") (e) the Capacity Agreement between (1) Telemonde International Bandwidth Limited and (2) the Lender of even date herewith ("the Capacity Agreement") and/or (f) any other agreement or document that may be executed at any time by the Borrower or any other person as security for all or any part of the Loan, interest thereon and any other moneys payable to the Lender under or in connection with this Agreement and/or any of the documents referred to in this definition.

        "Security Interest: means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other security interest or other arrangement of any kind having the effect of conferring security.

        "Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act 1985 or a subsidiary undertaking within the meaning of
        Section 258-260 of the

        Companies Act 1985 as substituted by Section 21 and 22 of the Companies Act 1989 and "Subsidiaries" shall be construed accordingly.

        "Taxes" includes all present and future income, corporation and value-added taxes, capital and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made or in respect thereof in each case levied or charged in any jurisdiction in the world (and references to "taxation" shall be construed accordingly).

        "TIBBL" means Telemonde International Bandwidth (Bermuda) Limited a company incorporated under the laws of Bermuda with No. EC 24606 and having its principal office at Argonaut House, 5 Park Road, Hamilton, Bermuda.

1.2 In this Agreement, references to periods of "months" shall mean a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that (a) if such period started on the last Business Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Business Day in the relevant calendar month, and (b) if such numerically corresponding day is not a Business Day, such period shall end on the next following Business Day in the same calendar month, or if there is no such Business Day, such period shall end on the preceding Business Day (and "month" and "monthly" shall be construed accordingly).

1.3     In this Agreement:

               (i) clause headings are inserted for convenience only and shall not affect the construction of this Agreement and unless otherwise specified, all references to clauses and Appendices are to clauses of and Appendices to, this Agreement;

               (ii) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

               (iii) references to persons include bodies corporate and unincorporate;


               (iv) references to assets include property, rights and assets of every description;

               (v) references to any document are to be construed as references to such document as amended or supplemented from time to time;

               (vi) references to any enactment include re-enactments, amendments and extensions thereof.

               (vii) references to any documents in "the agreed form" shall be to the document in the form signed by or on behalf of the parties hereto.

2.   Facility
     --------

2.1 Subject to the terms of this Agreement, and in reliance (inter alia) on the representations and warranties set out in clause 7.1, the Lender agrees to make available to the Borrower a term facility of ONE MILLION US DOLLARS ($1,000,000).

2.2 The proceeds of an Advance drawn under the Facility shall be applied as follows:

     (i) in paying a facility fee to the Lender in the sum of $500,000 (such sum to be deducted by the Lender at source and the obligation to pay such fee being conditional on drawdown of the Facility); and

    (ii) in discharging the reasonable legal fees relating to the preparation, negotiating, signing implementation and enforcement of this Agreement and the other Security Documents incurred by the Group or the Lender; and

          (iii)  in meeting the working capital requirements of the Group.

3.   Drawdown
     --------

3.1 Subject to clause 2.2(i) above the Facility will be drawn down by the Borrower in one advance in the principal amount of ONE MILLION US DOLLARS ($1,000,000) on the Effective Date or on such other Business Day as the Lender may agree with the Borrower provided that the Lender shall have received a duly completed and executed Drawdown Notice relating to the Advance prior to the Drawdown Date. Subject as otherwise provided in this Agreement the Drawdown Notice shall be irrevocable and the Borrower should be obliged to borrow accordingly.

     The Borrower shall draw down on the Facility in its entire amount and deliver the Drawdown Notice within two (2) Business Days of its receipt of written notice from the Lender that all conditions precedent contemplated by Clause 6 hereof have been complied with or waived.

3.2 Subject as otherwise provided in this Agreement, the Advance shall be made available on the Drawdown Date therefor by the Lender crediting the amount of the Advance to such bank account of the Borrower as it shall specify to the Lender for this purpose in the relevant Drawdown Notice.

3.3 Any part of the Facility which shall not have been drawn down or cancelled by the close of business on the last Business Day of the Commitment Period shall at that time be automatically cancelled and the Commitment shall at that time be reduced to zero.

3.4 Within 10 Business days of the date hereof, the Borrower shall itself enter into and shall procure that the Relevant Subsidiaries enter into the Additional Security Documents and the issuance of legal opinions referred to in part II of Schedule 1 hereto. The Lender agrees to use its best endeavours to agree the form and content of the Additional Security Documents with the Borrower within the time contemplated by this Clause 3.4.

4.   Interest
     --------

4.1 The Lender shall be entitled to and the Borrower shall pay to the Lender Interest on the Advance accruing from and including the Drawdown Date up to and including the Repayment Date and such Interest shall be payable, save as otherwise agreed between the Borrower and the Lender from time to time, ninety (90)days after the Drawdown Date and on the Repayment Date.

4.2 In the event that the Lender does not receive on the due date any sum due under this Agreement, the Borrower shall pay to the Lender on demand interest on such sum from and including the date therefor to the date of actual payment (as well after as before judgment) at the rate of 12.5% per cent per annum.

5.   Repayment and Prepayment
     ------------------------

5.1 On the Repayment Date the Borrower shall repay to the Lender the amount of the Advance outstanding at such date, if any, together with all sums then outstanding or payable hereunder pursuant to or in connection with the Facility.

5.2  The Borrower may prepay the whole or any part of the Advance provided that:

     (i) the Lender shall have received from the Borrower not less than 15 (fifteen) Business Days prior notice (which shall be irrevocable) of its intention to make such prepayment and specifying the amount and the date of such prepayment; and

     (ii) the amount of any partial prepayment shall not be less than ONE HUNDRED THOUSAND DOLLARS ($100,000).

5.3 Each repayment or prepayment under this clause 5 shall be made together with the accrued Interest on the amount prepaid, and all other sums payable thereon under the terms of this Agreement.

5.4 At or prior to the date of any payment under this clause 5, the Borrower shall furnish evidence satisfactory to the Lender that any consents and authorisations which are required in relation to such payment have been obtained and are in full force and effect.

6.  Conditions Precedent
    --------------------

    The obligations of the Lender to advance the Advance are subject to the conditions that at the Drawdown Date;

    (a) no Event of Default has occurred and is continuing or would result from the making of the Advance;

    (b) the representations and warranties in clause 7.1 and in the Security Documents are true and accurate as of each such date, as if made on each such date with reference to the facts then subsisting; and

    (c) all of the documents referred to in Part I and Schedule 2 have been delivered to the Lender in form and content satisfactory to the Lender or such delivery has been unconditionally waived by the Lender.

7.  Representations and Warranties
    ------------------------------

7.1 The Borrower hereby represents and warrants to the Lender that except as disclosed by the Borrower in writing on or prior to the date hereof.

    (i) it is a body corporate duly organised and validly existing under the laws of the British Virgin Islands;

   (ii)  it has, or had at the time of their execution, full power and authority
         (a) to execute and deliver this Agreement and the other Security Documents to which it is a party (b) to borrow under the Security Documents and (c) to comply with the provisions of, and perform all its obligations under, the Security Documents to which it is a party;

  (iii) is has taken all necessary action to authorise the borrowing of the Advance and the execution and delivery of the Security Documents to which it is a party, and such Security Documents constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

   (iv) the entry into and performance by it of the Advance and Security Documents and the transactions contemplated thereby to which it is a party do not violate in any respect (a) any law or (b) its constitutional documents, or (c) any agreement, contract or other undertaking to which it is a party or which is binding on it or any of its assets;

    (v) all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of the Security

      Documents and the performance of the transactions contemplated thereby have been obtained and are in full force and effect;

(vi) it is not necessary for the legality, validity, enforceability priority or admissibility in evidence of any of the Security Documents that the Security Documents or any document relating hereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Security Documents;

(vii) no action, suit, proceeding, litigation or dispute against it or any of the Relevant Subsidiaries is currently taking place, or to its knowledge, pending or threatened nor is there subsisting any judgment or award given against it or any of the Relevant Subsidiaries before any court, board of arbitration or other body which, in either case, would be likely to result in any material adverse change in the business or condition (financial or otherwise) of it and/or the Relevant Subsidiaries so as to affect its ability to observe or perform its respective obligations under this Agreement or any Security Document;

(viii)neither it nor any of the Relevant Subsidiaries is in default under any agreement by which it is bound so as to affect its ability to observe or perform its respective obligations under this Agreement or any Security Document and no Event of Default has occurred and is continuing nor will such a default or Event of Default result from the entry by it into the Security Documents to which it is a party, the drawing down of the Advance (or any part thereof) or the performance by it of any of its obligations under this Agreement or the other Security Documents to which it is a party;

(ix) its obligations under this Agreement or the other Security Documents rank at least pari passu in all respects with all its present and future unsecured obligations (apart from obligations mandatorily preferred by law and not by contract);

(x) neither it nor any Relevant Subsidiary is in default in the payment of any due and payable Taxes or in default in the payment of any due and payable Taxes or in the filing registration or recording of any document or under any legal or statutory obligation of requirement which default might have a material adverse effect on its respective business, assets or financial condition so as to affect its ability to observe or perform its respective obligations under this Agreement or any Security Document;

(xi) neither it nor any Relevant Subsidiary is (nor would with the giving of notice or lapse of time or any certificate or the making or any determination or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness to which it or such company is a party or by which it or such company is bound which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Security Document;

     (xii) there exists no Encumbrance other than the Security Documents or Permitted Security Interests over the whole or any part of the present or future undertaking assets rights or revenues (including uncalled capital) of itself or any other member of the Group and no obligation to create any such Encumbrance other than under the Security Documents and/or the Permitted Security Interests;

     (xiii)it has obtained all consents necessary or appropriate for the execution delivery and performance of this Agreement and the other Security Documents and the use of the Facility (and the same are in full force and effect);

     (xiv) neither it nor any Relevant Subsidiary has any Indebtedness to any bank;

      (xv) Each of the parties thereto has taken all necessary action to authorise the execution and delivery of the MCI Worldcom Supply Agreement and such agreement constitutes it legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally.

7.2 The representations and warranties set out in clause 7.1 shall survive the execution of the Agreement and the making of the Advance.

8    Undertakings
     ------------

8.1 The Borrower undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under this Agreement or the other Security Documents;

     (i) it will notify the Lender of any Event of Default forthwith upon becoming aware thereof;

    (ii) it will obtain and promptly renew from time to time, and will promptly furnish certified copies to the Lender on demand of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable them to perform their respective obligations under the Security Documents or required for the validity or enforceability of this Agreement and the other Security Documents and shall comply with the terms of the same;

     (iii) it will ensure and will procure that the Relevant Susidiaries will ensure that their obligations under the Security Documents rank and will rank at least pari passu in all respects with all other of their present and future unsecured obligations (apart from the Permitted Security interests obligations mandatorily preferred by law and not by contract);

            (iv) neither it shall nor any Relevant Subsidiary shall incur any Indebtedness by way or borrowing other than pursuant to the Security Documents in excess of $100,000 save with the consent of the Lender (such consent not to be unreasonably withheld);

            (v) it shall not without the consent of the Lender declare or pay any dividends or redeem any part of its share capital;

            (vi) neither it nor any Relevant Subsidiary shall enter into any transaction on terms which are decided on any other than arm's length basis except in so far as a counterparty to such transactions is the Borrower or a Relevant Subsidiary;

            (vii) Telemonde International Bandwidth Limited shall perform its material obligations pursuant to the Worldcom Supply Agreement in so for as they relate to capacity which is the subject matter of the Capacity Agreement.

8.2 The Borrower undertakes that, so long as any part of the Commitment is in force or any amount remains outstanding or payable under the Security Documents it will not, and will procure that none of its Relevant Subsidiaries will, without the prior written consent of the Lender, create, assume or permit to exist any Security Interest other than a Permitted Security Interest or any Security Document upon any of its assets (whether now owned or hereafter acquired);

8.3 The Borrower hereby undertakes and warrants to the Lender that Rhone Financial Indemnity Re Limited is the legal owner of its entire issued share capital at the date of this agreement.

9.    Events of Default
      -----------------

9.1   Each of the following events shall constitute an Event of Default
      (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

          (i) the Borrower or any Relevant Subsidiary fails to pay when due any sum payable pursuant to this Agreement (or any agreement entered into in connection with this Agreement) or the other Security Documents (or any of them) within five Business Days; or

         (ii) a Borrower or any Relevant Subsidiary materially adversely defaults under, or in the due and punctual observance and performance of, any other provision of this Agreement or the other Security Documents (or any of them) which (if such default is, in the opinion of the Lender, capable of remedy) is not remedied within ten Business
         Days after written notice from the Lender requesting action to remedy the same or the Borrower or any Relevant Subsidiary materially defaults under, or in the due and punctual observance and performance of, any other provision of this Agreement or the other Security Documents (or any of them) which is not, in the reasonable opinion of the Lender, capable of remedy; or

         (iii) any representation or warranty made by the Borrower or any Relevant Subsidiary pursuant to this Agreement or the other Security Documents (or any of them) or in any notice, certificate, instrument or statement contemplated hereby and thereby or made or delivered pursuant hereto or thereto is, or proves to be, untrue or incorrect in any material respect when made or deemed to be repeated and, where the relevant representation or warranty is rendered untrue or incorrect due to intervening circumstances it is not remedied within ten Business Days after written notice from the Lender requesting action to remedy the same; or

         (iv) any Financial Indebtedness of the Borrower and the Relevant Subsidiaries exceeding One Hundred Thousand United States Dollars ($100,000) in the case of each such company, is not paid when due where not disputed on substantial and bona fide grounds (or within any applicable grace periods in the original agreement therefor) or becomes prematurely payable or capable of being declared prematurely payable as a consequence of a default with respect thereto ("a Payment Default"); or

         (v) (a) a petition is presented or an order is made or a resolution is passed for the winding-up (other than for the purpose of a solvent amalgamation or reconstruction) or dissolution of a member of the Group other than a frivolous or vexatious petition or a petition which is disputed by the member of the Group on grounds which are substantial and bona fide or (b) a member of the Group becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or a member of the Group becomes unable to pay its debts as they fall due, or (c) a member of the Group stops or threatens to stop making payments generally or declares or threatens to declare a moratorium or suspension of payments with respect to all or any part of its debts or enters into any composition or other arrangement with its creditors generally (or any class of them), or (d) any preparatory or other steps are taken by any person to appoint an administrative or other receiver or similar official of a member of the Group or any of its assets, or (e) any meeting of a member of the Group is convened or any other preparatory or other steps are taken for the purpose of considering an application for an administration order in relation to a member of the Group or such an administration order is made by a court, or (f) any of the foregoing events occurs in any applicable jurisdiction (except that in the interpretation of this clause 9.1(v) the words "it is proved to the satisfaction of the Court that" in sub-section (1)(e) and sub-section
         (2) of Section 123 of the Insolvency Act 1986 shall be deemed to be deleted); or

         (vi) a Security Interest over any material assets of a member of the Group in relation to the assets of the Group taken as a whole becomes enforceable or an encumbrancer takes possession of the whole or, in the reasonable opinion of the Lender, any material part of the assets of a member of the Group in relation to the assets of the Group taken as a whole or a distress, execution or other process is levied or enforced upon or sued out against the whole, or in the reasonable opinion of the Lender, a material part of the assets of a member of the Group in relation to the assets of the Group taken as a whole; or

         (vii) any authorisation, approval, consent, licence, exemption, filing or registration or other requirement necessary to enable the Borrower or a Relevant Subsidiary to comply with any of its obligations or undertakings contained in this Agreement or any of the Security Documents is modified, revoked or withheld or does not remain in full force and effect which in each such case materially adversely affects the ability of the Borrower to perform its obligations under this Agreement and/or the other Security Documents provided that, if such modification, revocation or withholding is, in the reasonable opinion of the Lender, capable of remedy, it is not remedied within ten Business Days after written notice from the Lender requesting that the same be remedied; or

         (viii)  any event occurs which renders it unlawful or impossible for
         (a) the Borrower or a Relevant Subsidiary to perform or observe, or to procure the performance or observance of, its obligations or undertakings contained in this Agreement or any of the other Security Documents, or (b) the Lender to exercise any of the rights and remedies conferred on the Lender under this Agreement; or

         (ix) the security provided by any of the Security Documents ceases to constitute the legal, valid and binding obligations of any of the parties thereto (except the Lender); or

         (x) there occurs any material default other than a failure to pay any sum under the Capacity Agreement or the Capacity Option Agreement, and which is not remedied within 21 days of written notice requiring such remedy from the Lender; or

         (xi) one person or more than one person acting in concert (within the meaning of The City Code on Takeovers and Mergers), not having such control at the date of this Agreement, obtain(s) control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of the Borrower;

         (xii) the MCI Worldcom Supply Agreement is lawfully terminated by reason of a breach thereof by Telemonde International Bandwidth Limited;

         (xiii) any breach by the Borrower of its obligations in Clause 3.4 hereof;

         (xiv) any breach by Rhone Financial Indemnity Re Limited of its obligations under that certain letter Agreement with the Lender dated of even date herewith.

9.2 At any time after the occurrence of an Event of Default the Lender may so long as the same is continuing:

         (i) by notice to the Borrower, terminate the obligations of the Lender under this Agreement, whereupon the same shall be so terminated; and/or

         (ii) by notice to the Borrower, declare the Loan, accrued interest thereon and all other amounts payable under this Agreement either immediately due and payable or payable on demand, whereupon the Loan, accrued interest thereon and all other amounts payable under this Agreement shall become and remain immediately due and payable or (as the case may be) payable on demand being made by the Lender; and/or

         (iii) take any other action, exercise any other right or pursue any other remedy conferred upon the Lender by this Agreement or by any applicable law or regulation or otherwise as a consequence of such Event of Default; and/or

         (iv)  declare that all or any part of the sums referred to in paragraph
         (ii) above be payable on first written demand by the Lender, whereupon the same shall become payable on such demand and at any time after any such declaration the Lender may, by written notice to the Borrower call for repayment of all or any of the amounts referred to in paragraph
         (ii) above on such date as it may specify in any such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or as otherwise specified therein or withdraw its declaration with effect from such date as it may specify in such notice.

10.     Fees and Expenses
        -----------------

10.1 The Borrower shall pay to the Lender all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) reasonably incurred by the Lender in connection with the preparation of this Agreement and the other Security Documents or in connection with the preserving or enforcing of, or attempting to preserve or enforce, or administering or maintaining any of the Lender's rights hereunder or under any of the Security Documents and any other documents referred to therein ("the Fees"). The Lender shall promptly on request produce to the Borrower appropriate evidence in support of the level of the Fees for which the Borrower is to be responsible.

10.2 The Borrower shall pay to the Lender on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) reasonably incurred by the Lender in connection with:

                (i) any variation of, or amendment or supplement to, any of the terms of this Agreement or any of the other Security Documents or any other document referred to therein; and/or

                (ii) any consent or waiver required from the Lender in relation to this Agreement or any of the other Security Documents or any other document referred to therein;

        and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

10.3 The Borrower shall pay promptly all stamp, documentary and other like duties and Taxes to which any of the Security Documents may be subject or give rise to and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of such Borrower to pay any such duties or Taxes.

11.     Payment and Calculations
        ------------------------

11.1 All payments to be made by the Borrower or any Relevant Subsidiary to the Lender under this Agreement or any of the other Security Documents shall be made to the Lender on the due date in cleared Dollar funds to such account of the Lender as the Lender shall from time to time notify to the Borrower. Payment shall be deemed to have been validly made at such time as cleared funds shall have been received by the Lender in such account.

11.2 If any sum payable by the Borrower or a Relevant Subsidiary under this Agreement or any of the other Security Documents shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day, and interest shall be payable on each date during any such extension at the rate payable on the original due date.

11.3 The Lender will maintain an account showing the amounts from time to time lent by the Lender under this Agreement and all other sums owing to the Lender under this Agreement or any of the other Security Documents and all payments in respect thereof made by the Borrrower from time to time. Such account, in the absence of manifest error, shall be prima facie evidence as to any amounts from time to time owing by the Borrower under this Agreement or any of the other Security Documents.

11.4 All payments of interest and any other payments hereunder of an annual or periodic nature shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a 365 day year.

12.     Taxation
        --------

12.1 All payments to be made by or on behalf of the Borrower or a Relevant Subsidiary to the Lender pursuant to this Agreement or any of the other Security Documents shall be made (a) without set-off, counterclaim or condition whatsoever and (b) free and clear of, and without withholding or deduction for or on account of, any present or future Taxes, unless the Borrower is required by law or regulation to make any such payment subject to withholding or deduction of any Taxes.

12.2 Not later than 30 days after each deduction or withholding of any such Taxes, the Borrower or the Relevant Subsidiary shall forward to the Lender evidence satisfactory to the Lender that such Taxes have been remitted to the appropriate taxation authority.

13.     Communications
        --------------

13.1 Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to any party hereto shall be given or made by being delivered to such party addressed to it at the address stated below (or at such other address as such party may hereafter specify for such purpose to the other by notice in writing):

                (a)  in the case of the Borrower:

                Telemonde Investments Limited
                Argonaut House
                5 Park Road
                Hamilton
                Bermuda

                         Attn:  Michael Collins
                Facsimile No: 001 441 292 4069

        (b)     in the case of the Lender:

                Communications Collateral Limited
                PO Box 438
                The Tropic Isle Building
                Road Town
                Tortola
                British Virgin Islands

                        Attn:  Susan Demers
                Telephone No: 284 494 2616
                Facsimile No: 284 494 2704

                copy to:        Peter Fitzpatrick
                                Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                                New York, New York
                                10104-0053

                                Telephone No: 212 541 2170
                                Facsimile No: 212 541 1371

        A written notice includes a notice by facsimile. Any notice, request, demand or other communication to be given or made hereunder shall be deemed to have been delivered, in the case of any notice, request, demand or other communication given or made by personal delivery or facsimile when despatched or delivered unless despatched or delivered outside normal business hours when it shall be deemed to have been delivered on the next Business Day following the date on which it was despatched or, in the case of any notice, request, demand or other communication given or made by letter, five Business Days after having been posted by first class registered mail provided that each notice, request, demand or other communication given or made by facsimile shall, without prejudice to the validity or effectiveness of the same, be confirmed by registered letter.

14.     Assignments
        -----------

14.1 This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns.

14.2 The Borrower and the Lender may not assign or transfer all or any part of their respective rights and/or obligations under this Agreement without the prior written consent of the other party, save that the Lender may assign its rights hereunder in the event that there is a material default by the Borrower under the terms of this Agreement or any other Security Document.

15.     Miscellaneous
        -------------

15.1 Time shall be of the essence in this Agreement. No delay or omission on the part of a party in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers, and remedies provided by law and may be exercised from time to time and as often as a party may deem expedient.

15.2 Any waiver by a party of any provision of this Agreement, or any consent or approval given by a party hereunder, shall only be effective if given in writing and then only for the purposes and upon the terms for which it is given.

15.3 If at any time any one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

15.4 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

16.     Law and Jurisdiction
        --------------------

16.1 This Agreement shall be governed by, and construed in accordance with, English Law.

16.2 The parties to this Deed hereby submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof the parties hereto have entered into this Agreement the date above written.

                                  SCHEDULE 1
                                  ----------

                                Drawdown Notice
                                ---------------

To: Communications Collateral Limited

For the attention of:

Date  1999

Dear Sirs,


                        Facility Agreement Dated    1999
                        -------------------------------

We wish to draw an Advance under the above Facility Agreement as follows:

(a)  Drawdown Date:   1999
(b)  Amount: 1,000,000
(c)  Bank accounts to which proceeds are to be paid:

     MCI World Com
     Bank - Chase Manhattan Bank, London
     Account Name - MFS International Inc.
     Account Number - 15128457
     Swiftcode - CHASGB2L

     Telemonde Investments Limited
     [account details for $]

We confirm that:

(a) the matters represented by us and set out in Clause 7 of the Facility Agreement are true and accurate on the date of this notice as if made on such date; and

(b) no Event of Default as defined in the Facility Agreement, has occurred and is continuing or would result from the drawing of the proposed Advance.

(c) $500,000 of the Advance shall be retained by you as the facility fee referred to in clause 2.2(i) of the Facility Agreement and following the drawdown and retention of the facility fee we will owe to you a principal amount of $1,000,000 on this Advance.

Yours faithfully,

for and on behalf of
Telemonde Investments Limited

Authorised Signatory

                                  SCHEDULE 2
                                  ----------


                                    Part I
                                    ------
                             Conditions Precedent
                             --------------------



In this Schedule, 'certified' means certified by a Director or another duly authorised officer of the Borrower as being a true complete and up-to-date copy as at a date no earlier than the date of this Agreement.

(1) A certified copy of the Memorandum and Articles of Association (or equivalent documents) of the Borrower and the Relevant Subsidiaries and the register of members of the Relevant Subsidiaries.

(2) A certified copy of resolutions of the Boards of Directors of the Borrower and the Relevant Subsidiaries approving this Agreement and any Security Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign Drawdown Notices and all notices or other communications to be given or made by or on behalf of the Borrower under this Agreement or any Security Document.

(3)     The Debentures duly executed by all parties thereto.

(4) Certificates for 100% of the issued share capital of TIBL together with stock transfer forms in respect thereof duly executed in blank by the registered holder thereof.

(5) Certificates for 99.92% of the issued share capital of both TIBBL and Telemonde Bandwidth (Bermuda) Limited ("TBBL") together with stock transfer forms in respect thereof duly executed in blank by the registered holder thereof.

(6) Resignations signed by each of the directors of TIBBL TIBL and TBBL in the form agreed by the Lender and the Borrower.

(7) Legal opinions in the agreed form from BVI, Bermuda, and English lawyers.

(8)     The Lender has raised total capital in the amount of at least
        $7,000,000.

                                    Part II
                                    -------
                             Conditions Subsequent
                             ---------------------

(1) The Security Documents under BVI and Bermuda Law in a form reasonably satisfactory to both the Lender and the Borrower ("the Additional Security Documents").

(2) Legal opinions in the agreed form from BVI and Bermuda Lawyers in respect to the Additional Security Documents.

                                  SCHEDULE 3
                                  ----------

                       The Debentures and the Guarantees
                       ---------------------------------


Composite Guarantee and Debentures incorporating guarantees by the Relevant Subsidiaries of the obligations of the Borrower under this agreement.

                                  SCHEDULE 4
                                  ----------

                           The Relevant Subsidiaries
                           -------------------------


1. Telemonde Bandwidth (Bermuda) Limited a company incorporated under the laws of Bermuda with No. 25085 and having its principal office at Argonaut House, 5 Park Road, Hamilton, Bermuda ("TBBL").

2.      TIBBL

3. Telemonde International Bandwidth Limited ("TIBL") a company incorporated under the laws of the British Virgin Islands with No. 303706 whose registered office is at The Lake Building, 1st Floor, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

THE BORROWER
------------


Illegible signature
---------------------------
Director
for and on behalf of
TELEMONDE INVESTMENTS LIMITED





THE LENDER
----------



---------------------------
for and on behalf of
COMMUNICATIONS COLLATERAL LIMITED

THE BORROWER
------------


/s/ M. Collins
---------------------
Director
for and on behalf of
TELEMONDE INVESTMENTS LIMITED



THE LENDER
----------



/s/ Thomas Huser
----------------------
for and on behalf of
COMMUNICATIONS COLLATERAL LIMITED